Employment Contract DocuSign Envelope ID: 4A9C5BC0-8BE3-49EC-8A04-8238747C7B13 Exhibit 10.4

DocuSign Envelope ID: 4A9C5BC0-8BE3-49EC-8A04-8238747C7B13

Unbefristeter Arbeitsvertrag

Zwischen

Spark Networks Services GmbH
Kohlfurterstr. 41/43, D-10999 Berlin

- nachfolgend „**Arbeitgeber**" genannt -

und

Bert Althaus
Chodowiekistrasse 7
10405 Berlin
Geb.: 21.08.1978

- nachfolgend „**Arbeitnehmer**" genannt -

- beide gemeinsam im Folgenden „**Vertragspartner**" genannt -

wird nachfolgender Arbeitsvertrag geschlossen:

§ 1
Tätigkeit, Arbeitsort, Zuweisung anderer Aufgaben

(1) Der Arbeitnehmer wird ab dem 16.09.2019 unbefristet als Deputy CFO für den Arbeitgeber tätig. Im Falle, dass die Wirksamkeit des Arbeitsvertrages unter der aufschiebenden Bedingung gemäß §1 Absatz 2 steht, wird der Arbeitnehmer ab dem Tag des Wirksamwerdens dieses Vertrages als Deputy CFO für den Arbeitgeber tätig.

(2) Sofern notwendig, steht die Wirksamkeit des Arbeitsvertrages unter der aufschiebenden Bedingung, dass der Arbeitnehmer dem Arbeitgeber die von der zuständigen Behörde erteilte notwendige Arbeitserlaubnis vorlegt.

(3) Arbeitsort ist Berlin.

(4) Der Arbeitnehmer verpflichtet sich, seine ganze Arbeitskraft dem Arbeitgeber zu widmen und – soweit dies erforderlich ist – auch über die regelmäßige Arbeitszeit hinaus

Unlimited Employment Contract

Between

Spark Networks Services GmbH
Kohlfurterstr. 41/43, D-10999 Berlin

- hereinafter referred to as the "**Employer**" -

And

Bert Althaus
Chodowiekistrasse 7
10405 Berlin
D.O.B.: 21.08.1978

- hereinafter referred to as the "**Employee**" -

- hereinafter collectively referred to as the "**Contractual Parties**" -

the following employment contract is secured:

Section 1
Work Activity and Workplace, Assignment of Additional Duties

(1) The Employee shall be employed by the Employer as Deputy CFO commencing on 16.09.2019 for an indefinite period of time. In the event that the effectiveness of the employment contract is affected by the condition in clause 1.2, the employee shall be employed as Deputy CFO for the employer from the date of effectiveness of this contract.

(2) If applicable, the effectiveness of the employment contract depends on the possession of a valid work permit issued by the responsible authorities.

(3) Place of work shall be Berlin.

(4) The Employee is committing to devote his / her entire working capacity to the Employer and – insofar as required – to undertake work beyond regular working

[2]

[3] tätig zu werden. hours. (5) Der Arbeitgeber behält sich unter Wahrung der Interessen des Arbeitnehmers das Recht vor, diesem in den Grenzen des billigen Ermessens auch andere seiner Vorbildung und seinen Fähigkeiten entsprechende gleichwertige und zumutbare Aufgaben zu übertragen. (5) The Employer reserves the right to assign, within fair discretion and while upholding the Employee’s interests, other tasks for the Employee that are reasonable, of a similar quality and commensurate to the latter’s prior training, experience and skills. (6) Der vorangehende Vorbehalt erstreckt sich auch auf eine Beschäftigung an einem anderen Ort. Die persönlichen Belange des Arbeitnehmers werden hierbei angemessen berücksichtigt. Soweit nicht dringende betriebliche Gründe entgegenstehen, wird der Arbeitgeber die Zuweisung eines anderen Arbeitsortes nur mit einer Ankündigungsfrist von zwei Monaten erklären. (6) The preceding restriction shall also extend to activities at a different work location. Due consideration shall be given for the Employee’s personal interests. Insofar not precluded from doing so by urgent operational circumstances, the Employer shall give two months’ notice prior to assigning the Employee to a different place of work. (7) Auch wenn der Arbeitnehmer längere Zeit auf einem bestimmten Arbeitsplatz eingesetzt worden ist, tritt damit keine Beschränkung des Direktionsrechts ein. (7) Should the employee have been working in a specific position for an extended period of time, even this should not give effect to any restriction of the employer’s executive right to give orders. § 2 Probezeit, Probezeitkündigung Section 2 Probationary Period, Termination of Probationary Period (1) Die ersten sechs Monate der Vertragslaufzeit werden als Probezeit vereinbart. (1) It is hereby agreed that the first six months of the contractual term shall constitute a probationary period. (2) Während der Probezeit kann das Arbeitsverhältnis beiderseits mit einer Frist von zwei Wochen gekündigt werden. (2) During the term of the probationary period, the employment may be terminated by either party subject to a notice period of two weeks. § 3 Arbeitszeit, Sonn-, Feiertags- und Nachtarbeit; Überstunden und Abgeltung von Überstunden Section 3 Working Time, Work on Sundays and Public Holidays; Compensation of Overtime Work (1) Die regelmäßige Arbeitszeit beträgt 40 Wochenstunden ohne Berücksichtigung von Pausen. Lage und Verteilung der Arbeitszeit richten sich nach den betrieblichen Erfordernissen und entsprechend den Anweisungen des Arbeitgebers oder seiner Beauftragten. Nach Auftragslage kann im (1) Regular working hours shall be 40 hours per week, excluding breaks. The scheduling and allocation of working time shall be determined by business requirements and in accordance with the instructions of the Employer or its appointees. In light of the order situation the parties may agree on DocuSign Envelope ID: 4A9C5BC0-8BE3-49EC-8A04-8238747C7B13

[4] gegenseitigen Einvernehmen die Wochenstundenzahl angepasst werden. adjusting the weekly working time. (2) Der Arbeitnehmer erklärt sich bereit, Überstunden sowie Sonn-, Nacht-, und Feiertagsarbeit zu leisten, soweit dies von dem jeweiligen Vorgesetzten angeordnet wird und dies zu der Erbringung der Arbeitsleistung notwendig und gesetzlich zulässig ist. (2) Where directed by the respective supervisor and insofar as legally permissible and necessary for the performance of the work, the Employee hereby agrees to work overtime hours as well as to undertake work on Sundays, during the night and on public holidays. (3) Mit Zahlung der Vergütung nach § 4 sind alle etwaigen Überstunden abgegolten. (3) Any potential overtime is compensated in the salary in accordance with Section 4. § 4 Vergütung/Ausschluss der Einrede der Entreicherung Section 4 Salary, Exclusion of the Defense of Change of Position (1) Der Arbeitnehmer erhält eine monatliche Bruttovergütung von € 18.750,00 (in Worten: achtzehntausend-siebenhundertfünfzig Euro). Die monatliche Vergütung ist jeweils am letzten Tag des Monats bargeldlos zur Zahlung fällig. (1) The Employee shall receive a monthly gross salary of € 18.750,00 (in words: eighteen thousand seven hundred fifty Euro). The monthly remuneration is payable cashless and on the last day of a month. (2) Soweit der Arbeitgeber darüber hinaus sonstige Zahlungen gewährt, geschieht dies freiwillig, ohne Anerkennung einer Rechtspflicht und ohne dass ein Rechtsanspruch auf Zahlung für die Zukunft entsteht. Dies gilt auch, wenn eine Leistung wiederholt ohne ausdrückliche Wiederholung dieses Freiwilligkeits-vorbehaltes gewährt wird. Individualabreden haben Vorrang. (2) Any additional payments granted by the Employer shall be on a voluntary basis, shall not give rise to any legal obligations, or create any legitimate expectations, of any additional payments or benefits being granted in the future. This shall also apply to repeat payments or benefits where no express reference to the voluntary nature of such payment or benefit was made. Individual agreements supersede this agreement. (3) Der Arbeitnehmer wird – soweit noch nicht erfolgt – spätestens innerhalb von zehn Tagen nach Beginn des Arbeitsverhältnisses ein SEPA (Euro) Konto einrichten und dem Arbeitgeber die Kontonummer und Bankverbindung mitteilen. (3) To the extent not already been done, the Employee shall, within ten days of the commencement of employment, open a SEPA (Euro) account with a bank and communicate the account number and other bank account payment details to the employer. (4) Überzahlungen der Vergütung oder von Vergütungsbestandteilen sind von dem Arbeitnehmer unverzüglich an den Arbeitgeber zurückzuerstatten. Der (4) The Employee shall repay any overpayments of the salary or parts thereof to the Employer without delay. The Employer shall be entitled to offset of DocuSign Envelope ID: 4A9C5BC0-8BE3-49EC-8A04-8238747C7B13

[5] Arbeitgeber ist berechtigt, die überschüssigen Zahlungen gegen das laufende Gehalt des Arbeitnehmers aufzurechnen. Die Einrede der Entreicherung gemäß § 818 Abs. 3 BGB ist hiermit ausgeschlossen. the sum of any overpayment against the Employee’s ongoing salary. The defense of change of position / loss of enrichment (Entreicherung) pursuant to Section 818 (3) of the German Civil Code (BGB) is hereby excluded. § 5 Dienstreisen, Auslagen- und Spesenersatz Section 5 Business Travel, Reimbursement of Expenses (1) Die Tätigkeit des Arbeitnehmers kann mit Reisen und mit längeren Aufenthalten im In- und Ausland, d. h. bis zu drei Monaten, verbunden sein. Hierzu erklärt sich der Arbeitnehmer ausdrücklich bereit. (1) The Employee’s work may involve trips and extended stays, i.e. up to three months, both within Germany and abroad. The Employee hereby gives his / her express consent thereto. (2) Der Arbeitnehmer erhält keine gesonderte Vergütung für die außerhalb der regelmäßigen Arbeitszeit liegende Dienstreisezeit. Als Dienstreisezeit gilt nicht die Zeit, die der Arbeitnehmer von seinem Aufenthaltsort zur Erreichung seines Arbeitsortes und zurück benötigt (Wegezeit). Die Wegezeit wird ebenfalls nicht vergütet. (2) The Employee shall not receive any special remuneration for business travel time falling outside regular working hours. Business travel time shall be deemed not to include the time needed by the Employee to travel between his / her place of stay to the place of work (commuting time). Neither shall the time needed to commute receive any special remuneration. (3) Reisekosten für genehmigte Dienstreisen und andere Aufwendungen, die dem Arbeitnehmer in Ausübung seiner Tätigkeit entstehen, werden gegen Vorlage der entsprechenden Originalbelege im Rahmen der geltenden Steuergesetze und der etwaigen Richtlinien der Reise- und Bewirtungskostenordnung des Arbeitgebers erstattet, sofern die Ausgaben im Interesse des Arbeitgebers erforderlich waren und sowohl aus Sicht des Arbeitnehmers als auch aus wirtschaftlicher Sicht vernünftig sind. Die Buchung von Dienstreisen und Unterkünften ist nur entsprechend der etwaigen Richtlinien möglich. Die Belege müssen spätestens am Ende des Monats, der der Ausgabe folgt, im Original vorgelegt werden. (3) Travel costs for authorized business trips and other expenses incurred by the employee in the course of performing his / her work shall, upon presentation of the corresponding original receipts, be reimbursed in accordance with applicable tax rules, and pursuant to potential guidelines set forth in the Employer’s policy on travel, accommodation and hospitality, provided that such costs / expenses were necessary, in the interests of the Employer, and are deemed reasonable both from an economic perspective and from the perspective of the Employee. Business travel and accommodation bookings must receive prior approval from the management pursuant to potentially existing guidelines. The original receipts must be submitted by no later than the end of the month following any costs or expenses incurred. DocuSign Envelope ID: 4A9C5BC0-8BE3-49EC-8A04-8238747C7B13

[6] § 6 Erholungsurlaub Section 6 Vacation (1) Der Arbeitnehmer hat kalenderjährlich Anspruch auf den gesetzlichen Mindesturlaub von 20 Arbeitstagen (montags – freitags). Darüber hinaus gewährt der Arbeitgeber kalenderjährlich einen übergesetzlichen Urlaub von 7 Arbeitstagen. Der Zeitpunkt des Urlaubs ist den Geschäftsinteressen des Arbeitgebers anzupassen und mit dem Vorgesetzten rechtzeitig abzusprechen. (1) The employee is entitled to the statutory minimum leave of 20 working days per calendar year (Monday - Friday). In addition, the employer grants vacation leave, exceeding that which is required by statute per calendar year, of 7 days. The date set for the vacation must conform to the employer’s business interests and be agreed upon with the management in time before the start of the vacation is planned to commence. (2) Der Urlaubsanspruch verfällt am Ende des Urlaubsjahres (Kalenderjahres). Wird der Urlaub aufgrund dringender betrieblicher oder in der Person des Arbeitnehmers liegender Gründe in das Folgejahr übertragen, so verfällt er, wenn er nicht bis zum 31.3. genommen ist. Der Anspruch auf den gesetzlichen Mindesturlaub (20 Arbeitstage bei einer Fünftagewoche) verfällt ausnahmsweise nicht zu diesen Zeitpunkten, wenn und soweit gesetzliche Regelungen dem entgegenstehen, insbesondere wenn der Arbeitnehmer den Urlaub wegen krankheitsbedingter Arbeitsunfähigkeit ganz oder teilweise nicht nehmen konnte. Für den Fall, dass der gesetzliche Urlaubsanspruch infolge Arbeitsunfähigkeit nicht bis zum Ablauf des gesetzlichen Übertragungszeitraums gewährt werden kann, verfällt er dessen ungeachtet in jedem Fall 15 Monate nach Ablauf des Urlaubsjahres. (2) The vacation entitlement shall lapse at the end of a given calendar year. In the event of urgent business operations, or for personal reasons relating to the employee causing the vacation entitlement to be carried over into the following year, such entitlement shall lapse where the vacation is not taken by March 31. As an exception, the entitlement to statutory minimum leave of that point in time (20 working days based on a five-day-working-week) does not expire, if, and insofar, statutory rules to the contrary exist, and in particular, where illness-related work incapacity hindered the employee from taking the vacation in full or in part. In the event of the statutory entitlement to annual leave not being taken advantage of before the expiry of the statutory carry- over-period as a result of work incapacity, it will, nevertheless, lapse 15 months after the statutory carry-over-period has ended. (3) Im Übrigen gilt das Bundesurlaubsgesetz in seiner jeweils gültigen Fassung. (3) Without prejudice to the foregoing, the provisions of the German Federal Vacation Act (Bundesurlaubsgesetz), as amended from time to time, shall apply accordingly. § 7 Nebentätigkeit/Vorträge/Veröffentlichungen Section 7 Secondary Occupation / Presentations / Publications (1) Der Arbeitnehmer ist verpflichtet, dem (1) The Employee shall be required to give the DocuSign Envelope ID: 4A9C5BC0-8BE3-49EC-8A04-8238747C7B13

[7] Arbeitgeber jede beabsichtigte entgeltliche Nebentätigkeit zuvor anzuzeigen. Dies gilt auch für die Übernahme von ehrenamtlichen unentgeltlichen Tätigkeiten, soweit diese Tätigkeiten repräsentativen Charakter haben, z. B. in Vorständen oder als Sprecher, etc. Employer advance notice of his intentions prior to engaging in any secondary paid work. This shall also apply to any honorary unpaid work, as far as this work resembles representative functions, e. g. as member of a board or speaker, etc. (2) Die Ausübung jeder Nebentätigkeit bedarf sodann der vorherigen schriftlichen Zustimmung des Arbeitgebers. Der Arbeitgeber wird die Zustimmung erteilen, soweit hierdurch keine betrieblichen Interessen berührt sind. (3) Absätze 1 und 2 gelten entsprechend für Vorträge oder Veröffentlichungen des Arbeitnehmers. (2) In such cases, the performance of any secondary occupation shall require the prior written consent of the Employer. The Employer shall grant such consent insofar as the interests of the business are not thereby affected. (3) Subsections 1 and 2 shall apply equally to any presentations or publications the Employee wishes to produce. § 8 Arbeitsverhinderung Section 8 Inability to Work (1) Ist der Arbeitnehmer durch Krankheit oder sonstige Ereignisse verhindert zu arbeiten, so hat er dies dem Arbeitgeber unverzüglich mitzuteilen. Bei Verhinderung durch Krankheit, die länger als einen Tag dauert, hat der Arbeitnehmer spätestens am vierten Kalendertag nach Beginn der Verhinderung eine Bescheinigung seines Arztes über die Arbeitsunfähigkeit und voraussichtliche Dauer vorzulegen. Der Arbeitgeber ist berechtigt, die Vorlage der ärztlichen Bescheinigung früher zu verlangen. Dauert die Arbeitsunfähigkeit länger als in der ärztlichen Arbeitsunfähigkeits-bescheinigung angegeben, ist der Arbeitnehmer verpflichtet, dies dem Arbeitgeber unter Angabe der voraussichtlichen Dauer der fortbestehenden Arbeitsverhinderung unverzüglich anzuzeigen. Er hat dem Arbeitgeber überdies unverzüglich eine neue ärztliche Arbeitsunfähigkeitsbe- scheinigung einzureichen, auch wenn der Zeitraum der Entgeltfortzahlung überschritten ist. (1) Should illness or other events prevent the Employee from performing his / her work duties, he / she shall be required to notify the Employer thereof without delay. In the case of illness, that last longer than one day, the Employee must present the Employer with a medical note from his / her doctor certifying such work incapacity, as well as the expected duration by no later than the fourth calendar day following the onset of the work incapacity. The Employer reserves the right to demand presentation of such a medical note at an earlier stage. In case the illness last longer than stated in the doctor’s certificate the Employee shall immediately inform the Employer indicating the estimated duration of the inability to work. Moreover, the Employee shall present a further doctor’s certificate, even where the term for on-going payments has expired. (2) Die Entgeltfortzahlung im Krankheitsfalle richtet sich nach den jeweils geltenden gesetzlichen Bestimmungen. (2) Continued remuneration of salary due to illness is subject to the applicable valid statutory rules. (3) Der Arbeitnehmer ist verpflichtet, den (3) The Employee shall be required to inform DocuSign Envelope ID: 4A9C5BC0-8BE3-49EC-8A04-8238747C7B13

[8] Arbeitgeber über alle Umstände zu informieren, die den Verdacht der Verursachung der Arbeitsunfähigkeit durch Dritte begründen können. the Employer of any circumstances where there are grounds to suspect that the inability to work has been caused by a third party. (4) Solange der Mitarbeiter die erforderlichen Nachweise nicht erbringt, ruht der Anspruch auf Fortzahlung des Arbeitsentgelts. (4) As long as the Employee has not presented the relevant documents any payment obligations from the Employer shall rest. § 9 Abtretung und Durchsetzung von Schadensersatzansprüchen Section 9 Assignment and Enforcement of Damages Claims (1) Der Arbeitnehmer tritt hiermit im Voraus alle etwaigen Ansprüche, die ihm gegen Dritte wegen Eintritts der Arbeitsunfähigkeit zustehen, an den Arbeitgeber ab. Der Arbeitgeber nimmt hiermit diese Abtretung an. (1) The Employee hereby assigns to the Employer in advance any and all of his / her claims against third parties arising in connection with the inability to work. The Employer hereby accepts such assignment. (2) Der Arbeitnehmer ist verpflichtet, den Arbeitgeber nach besten Kräften bei der Durchsetzung etwaiger Schadensersatzansprüche gegen Dritte zu unterstützen. (2) The Employee shall use his / her best efforts to assist the Employer in the pursuit of any damage claims against third parties. (3) Der Arbeitgeber ist verpflichtet, solche Ansprüche an den Arbeitnehmer zurück abzutreten, die den Betrag übersteigen, den der Arbeitgeber dem Arbeitnehmer gemäß § 9 Absatz 2 zahlt. (3) The employer is obliged to assign back to the employee such claims that exceed the amount paid by the employer to the employee pursuant to Section 9 (2). §10 Section 10 Abbedingen des § 616 BGB/Sonderurlaub Waiver of Section 616 German Civil Code/Special Leave (1) § 616 BGB ist grundsätzlich abbedungen. Der Arbeitgeber ist somit nicht zur Fortzahlung der Vergütung verpflichtet, auch wenn der Arbeitnehmer für eine verhältnismäßig nicht erhebliche Zeit durch einen in seiner Person liegenden Grund ohne sein Verschulden an der Erbringung der Arbeitsleistung verhindert wird. Dies gilt nicht im Falle von Arbeitsunfähigkeit gemäß § 8. (1) Section 616 German Civil code is hereby generally waived. Hence, the Employer is not obliged to pay any remuneration, even if the employee should not be able to work for proportionately shorter time period due to personal reasons without being accountable for such reason. This shall not apply in case of an inability to work pursuant to Section 8. (2) Im Falle der Erkrankung eines Kindes bestehen entgegen § 10 Abs. 1 dieses Vertrages Vergütungsansprüche des Arbeitnehmers gegen den Arbeitgeber für (2) In case of an illness of a child the Employee has payment claims against the Employer for a total of 10 days per year. Further- going claims are excluded. The Employee is DocuSign Envelope ID: 4A9C5BC0-8BE3-49EC-8A04-8238747C7B13

[9] insgesamt 10 Tage jährlich. Darüber hinausgehende Vergütungsansprüche bestehen nicht. Dem Arbeitnehmer ist bekannt, dass in diesem Fall Ansprüche gegenüber der Krankenversicherung bestehen können. aware that in that case claims against his/her health insurance might exist. (3) Aus begründetem Anlass (z. B. bei eigener Eheschließung, bei Geburt des Kindes, beim Tode naher Angehöriger) kann dem Arbeitnehmer aufgrund gesonderter Vereinbarung bezahlte Arbeitsbefreiung ohne Anrechnung auf den Jahresurlaub in angemessenem Umfang gewährt werden, jedoch nicht mehr als zwei Werktage pro Anlass. (3) In special cases (e. g. Employee’s wedding, birth of child, death of close relatives) the Employer may grant paid special leave based on an individual agreement without setting this off from paid holidays; however, such leave is limited to two days per special case. § 11 Kündigung, Freistellung Section 11 Termination of Employment, Release (1) Nach Ablauf der Probezeit kann der Arbeitsvertrag beiderseits unter Einhaltung einer Kündigungsfrist von sechs Monaten zum Ende eines Kalendermonats gekündigt werden, bis es aufgrund von § 622 BGB zu einer Verlängerung der Kündigungsfrist kommt. Eine Verlängerung der Kündigungsfrist zugunsten einer Vertragspartei gilt auch als zugunsten der anderen Vertragspartei vereinbart. Eine ordentliche Kündigung des Arbeitsverhältnisses vor Arbeitsantritt ist für beide Seiten ausgeschlossen. (1) After the probationary period, the employment contract may be terminated by either party subject to the notice period of six months to the end of a calendar month until, pursuant to Section 622 of the German Civil Code (BGB), an extension of the period of contractual notice is due. An extension of the period of contractual notice to the benefit of one of the contracting parties shall also apply as agreed for and to the benefit of the other contracting party. Any ordinary termination before the start of employment shall be excluded. (2) Das Recht zur Kündigung aus wichtigem Grund gemäß § 626 BGB bleibt unberührt. (2) The right to terminate the contract for cause (aus wichtigem Grund) pursuant to Section 626 of the German Civil Code (BGB) shall remain unaffected. (3) Jede Kündigung bedarf der Schriftform. (3) Any notice of termination must be served in writing with an original signature. (4) Der Arbeitgeber ist berechtigt, den Arbeitnehmer im Falle einer Kündigung – gleichgültig von welcher Seite –, unter Fortzahlung der Bezüge und unter (4) In the event of notice of termination being served by either party, the Employer shall be entitled to irrevocably release the Employee from his / her work duties at any DocuSign Envelope ID: 4A9C5BC0-8BE3-49EC-8A04-8238747C7B13

[10] Anrechnung des Erholungsurlaubes und etwaigen Freizeitausgleichs wegen geleisteter Überstunden von der Verpflichtung zur Arbeitsleistung jederzeit freizustellen, auch unwiderruflich. Entsprechendes gilt bei einvernehmlicher Beendigung des Arbeitsverhältnisses. Die Verpflichtung, während der Dauer der Freistellung keine Wettbewerbstätigkeit aufzunehmen, bleibt von der Freistellung unberührt. time, on continued payment of salary and, in doing so, to offset any accrued entitlement to outstanding vacation and time-in-lieu as a result of overtime work. The same shall apply in the event of a unanimous termination of employment. The exemption from work duties does not invalidate the obligation to refrain from engaging in any competitive activity for the duration of the release period. (5) Der Anstellungsvertrag endet in jedem Fall, ohne dass es einer Kündigung bedarf, mit dem Ablauf des Monats, der dem Monat vorhergeht, in dem der Arbeitnehmer erstmals gesetzliche Alters-, Erwerbs- oder Berufsunfähigkeitsrente bezieht. Der Arbeitnehmer hat den Arbeitgeber von der Zustellung eines entsprechenden Rentenbescheids zu unterrichten. (5) The employment contract shall, in any event and without need for any termination of notice, take effect at the end of the month preceding the month in which the Employee first draws statutory pension or incapacity benefit (Alters-, Erwerbs- oder Berufsunfähig-keitsrente). The Employee shall inform the employer in case he/she receives a respective pension decision by the authorities. (6) Darlehen und Vorschüsse werden im Falle der Beendigung des Arbeitsverhältnisses wegen des Betrages, der zur Rückzahlung noch offen ist, ohne Rücksicht auf die bei Abschluss getroffenen Vereinbarungen fällig. (6) Any and all loans or advancements shall be payable at the end of the employment relationship, irrespective of the amount that is still due and the content of the agreement for the loan/advancement. (7) Der Arbeitnehmer wird bereits jetzt darauf hingewiesen, dass er verpflichtet ist, sich möglichst frühzeitig, spätestens jedoch 3 Monate vor Beendigung des Arbeitsverhältnisses beim Arbeitsamt persönlich arbeitsuchend zu melden. Der Arbeitnehmer ist allein für die Anmeldung verantwortlich. (7) The Employee is hereby informed that, in regard to the end of the employment relationship, he or she is obliged to personally register with the employment agency as a job-seeker as soon as possible, and 3 months before the ending of the work relationship at the latest. The Employee is solely responsible for the registration. § 12 Vertragsstrafe bei vertragswidriger Vertragsauflösung Section 12 Contractual Penalty in the Event of Wrongful Contractual Termination Beendet der Arbeitnehmer seine Tätigkeit vertragswidrig oder nimmt er die vereinbarte Tätigkeit vertragswidrig nicht auf oder wird das Arbeitsverhältnis vom Arbeitgeber wirksam aus wichtigem Grund nach § 626 BGB wegen unentschuldigtem Fernbleibens von der Arbeit Where the Employee terminates his / her work in breach of contract, or where the Employee does not commence his/her work in contrary to the employment contract, or where the Employer lawfully terminates the employment for cause (aus wichtigem Grund) in accordance DocuSign Envelope ID: 4A9C5BC0-8BE3-49EC-8A04-8238747C7B13

[11] außerordentlich gekündigt, so hat der Arbeitnehmer eine Vertragsstrafe in Höhe der Bruttomonatsgehälter zu zahlen, die er bei Einhaltung der für ihn geltenden ordentlichen Kündigungsfrist erhalten hätte, höchstens jedoch drei Bruttomonatsgehälter. with Section 626 of the German Civil Code (BGB) on grounds of absenteeism, the Employee shall be required to pay a contractual penalty, equal to the number of gross monthly salaries that he / she would have received had the Employee served the applicable notice period, subject to a maximum of three gross monthly salaries. § 13 Übertragung von Urheberrechten und sonstigen Schutzrechten Section 13 Transfer of Copyright and Other Intellectual Property Rights (1) Soweit der Arbeitnehmer an den von ihm erbrachten Leistungen und Arbeitsergebnissen Markenrechte, Geschmacksmusterrechte, Urheberrechte oder verwandte Schutzrechte im Sinne des Urheberrechts (einschließlich aller Entwicklungsstufen) sowie sonstige Immaterialgüterrechte während der Zeit seiner Tätigkeit erwirbt, überträgt er die ausschließlichen, auch den Arbeitnehmer ausschließenden, räumlich, zeitlich und gegenständlich unbegrenzten Nutzungsrechte auf den Arbeitgeber, wenn diese Rechte (1) Insofar as the Employee acquires trademark rights, registered design rights (Geschmacksmuster), copyright or neighboring rights within the meaning of copyright laws (including all development stages), as well as any other intellectual property rights, in the performance and work results / products created by him / her during the course of his / her employment, he / she shall transfer to the Employer the exclusive (also excluding the Employee him-/herself) rights of use therein, being unlimited in geographic, temporal and substantive scope, insofar as such rights (a) im Zusammenhang mit den geschäftlichen Aktivitäten – im Rahmen oder außerhalb der Arbeitszeit – von dem Arbeitnehmern erworben wurden oder entstanden sind oder (a) were acquired by the Employee, or were created, in connection with the activities of the business, either during or outside working time, or (b) unter Verwendung von Material und/oder Arbeitszeit, die von dem Arbeitgeber zur Verfügung gestellt wurden, entwickelt oder erworben wurden, während oder außerhalb der Arbeitszeit, oder (b) were developed or acquired, either during or outside working time, using material and / or working time provided by the Employer, or (c) sonst mit seiner Arbeit während des Zeitraums dieses Arbeitsvertrags zusammenhängen. (c) otherwise relate to his / her work during the term of this employment contract. (2) Die vorstehende Rechteübertragung umfasst insbesondere das Recht des Arbeitgebers, die Leistungen und Arbeitsergebnisse – ganz oder in Teilen – zu vervielfältigen. Eingeschlossen (2) Particularly, the above transfer of rights includes the right of the Employer to reproduce, in whole or in part, the services and work results. It also includes DocuSign Envelope ID: 4A9C5BC0-8BE3-49EC-8A04-8238747C7B13

[12] ist ferner das Recht des Arbeitgebers, die Werke im In- und Ausland in körperlicher und unkörperlicher Form – entgeltlich oder unentgeltlich – ganz oder in Teilen zu nutzen und zu verwerten, öffentlich wieder zu geben, zu vervielfältigen, zu verbreiten, in digitaler oder analoger Form auf Bild-, Daten- und Tonträger aller Art aufzunehmen und diese ihrerseits zu vervielfältigen und zu verbreiten. Sämtliche Rechte können von dem Arbeitgeber nach freiem Belieben ganz oder teilweise auch in Form einer ausschließlichen oder nicht ausschließlichen Berechtigung auf Dritte weiter übertragen werden. the right of the Employer to use and to exploit, publicly reproduce, reproduce, distribute, in digital or analogue form, the works in Germany and abroad in physical and intangible form - either in return for payment or free of charge, to record form on image, data and sound carriers of all kinds and in turn to reproduce and distribute them. All rights may be transferred in full or in part by the Employer to third parties in the form of an exclusive or non-exclusive entitlement. (3) Die Nutzungsrechte umfassen weiterhin das Recht des Arbeitgebers, Änderungen und Bearbeitungen an den Leistungen und Arbeitsergebnissen vorzunehmen bzw. vornehmen zu lassen, einschließlich Umgestaltungen, Erweiterungen, Nutzungsänderungen und Modernisierungen, soweit damit keine Entstellungen des Werks verbunden sind. (3) The rights of use shall further encompass the right of the Employer to implement, or to arrange for the implementation of, modifications and adaptations to the performance and work results / products, including, without limitation, redesigns, extensions, changes in use and modernizations, provided that these do not result in any distortions to the work. (4) Der Arbeitgeber ist berechtigt, die Nutzungsrechte ganz oder teilweise auf Dritte zu übertragen, von Dritten ausüben und ausführen zu lassen sowie Dritten hieran weitere Nutzungsrechte einzuräumen. (4) The Employer shall be entitled to transfer the rights of use to third parties in whole or in part, to allow third parties to exercise and perform such rights, and to grant third parties sub-rights of use therein. (5) Der Arbeitnehmer ist im Rahmen seines Bestimmungsrechts gemäß § 13 S. 2 UrhG damit einverstanden, dass eine Benennung und Bezeichnung des Arbeitnehmers als Urheber im Rahmen der Verwertung der vertragsgegenständlichen Rechte nicht erfolgt. (5) With regard to his / her determination right (Bestimmungsrecht) pursuant to Section 13 sentence 2 of the German Copyright Act (UrhG), the Employee hereby agrees that he / she shall not be identified and described as the author in the course of exploiting the rights falling within the scope of this contract. (6) Der Arbeitnehmer gibt insbesondere seine Zustimmung zur umfassenden Nutzung und Verwertung durch den Arbeitgeber von Foto-, Film- und Tonaufnahmen der Person des Arbeitnehmers, die im Zusammenhang mit den geschäftlichen Aktivitäten mit seiner Kenntnis hergestellt wurden. Die umfassende Nutzung schließt die Verbreitung dieser Aufnahmen in jedweder Form, insbesondere (6) In particular, the Employee hereby grants his / her consent to the extensive use and exploitation by the Employer of photographic, film and sound recordings of the Employee’s person that were created with his / her knowledge in connection with the activities of the business. Extensive use shall also include, but not be limited to, dissemination of such DocuSign Envelope ID: 4A9C5BC0-8BE3-49EC-8A04-8238747C7B13

[13] über das Internet, mit ein. Ein Widerruf der Zustimmung ist nur bei Vorliegen eines plausiblen Grundes, warum der Arbeitnehmer sein Recht auf informationelle Selbstbestimmung nunmehr anders ausüben will, möglich. recordings in any format whatsoever, including, without limitation, via the internet. The Employee may only revoke his/her consent in case a plausible reason exists, why the Employee now considers to exercise his/her right to informational self- determination differently. (7) Für Rechte an Erfindungen oder technischen Verbesserungen, die der Arbeitnehmer während seiner Tätigkeit für den Arbeitgeber oder im Zusammenhang mit seiner Tätigkeit für den Arbeitgeber oder aufgrund seiner Tätigkeit für den Arbeitgeber oder aufgrund von Arbeitsergebnissen des Arbeitgebers gemacht oder erarbeitet hat, gilt das Gesetz über Erfindungen von Arbeitnehmern (ArbNErfG). (7) Rights in inventions or technical improvements that the Employee has created or developed during, in connection with, or as a result of, his / her work for the Employer or on the basis of the Employer’s work results / products, shall be governed by the German Employee Inventions Act (ArbNErfG). (8) Die Übertragung der Nutzungsrechte nach dieser Klausel ist mit der Zahlung der Vergütung gemäß diesem Arbeitsvertrag vollständig abgegolten, es sei denn nach deutschem Recht ist zwingend eine zusätzliche Vergütung vorgeschrieben, auf die der Arbeitnehmer nicht wirksam verzichten kann. (8) Any transfer of the rights of use pursuant to this clause shall already be included in and fully compensated by the payment of the salary pursuant to this employment contract, unless German law mandatorily provides for additional remuneration and the Employee cannot validly waive his / her rights thereto. (9) Die vorstehenden Bestimmungen bleiben von einer Beendigung des Arbeitsvertrags unberührt. Im Falle einer Kündigung des Arbeitsvertrags, gleich aus welchem Grund, umfasst die Nutzungsrechtsübertragung diejenigen Arbeitsergebnisse und Leistungen, die der Arbeitnehmer bis zum Zeitpunkt des Wirksamwerdens der Kündigung geschaffen hat (9) The foregoing provisions shall remain unaffected by any termination of this employment contract. In the event that notice of termination of the employment contract is served for any reason whatsoever, the transfer of rights of use shall encompass the performance and work results / products created by the Employee up until the time at which the termination takes effect. § 14 E-Mail-Account-Nutzung Section 14 Email Account Usage (1) Der Arbeitnehmer ist nicht berechtigt, das dienstliche E-Mail-Konto privat zu nutzen. Der Arbeitnehmer ist damit einverstanden, dass der Arbeitgeber die Nutzung des E-Mail- Verkehrs auf die Einhaltung dieser Regelung hin prüft. (1) The Employee shall not be entitled to use the company e-mail account for private purposes. The Employee hereby agrees to the Employer undertaking regular monitoring of e-mail traffic for the purposes of ensuring compliance with this provision. DocuSign Envelope ID: 4A9C5BC0-8BE3-49EC-8A04-8238747C7B13

[14] (2) Für den Fall seiner betrieblichen Abwesenheit (Urlaub, Krankheit etc.) ist der Arbeitnehmer verpflichtet, eigenverantwortlich eine automatisierte Antwort an den Absender eingehender E-Mails einzurichten oder einrichten zu lassen, die den Absender über die Abwesenheit des Arbeitnehmers informiert und einen Hinweis auf den zuständigen Vertreter und dessen Telefonnummer enthält. (2) In the event of his / her absence from work (vacation, illness etc.), the Employee shall have sole responsibility for activating, or arranging for the activation of, an automated response for the sender of incoming emails notifying the sender of the Employee’s absence and identifying the responsible temporary contact and the latter’s telephone number. § 15 Nutzung von Hard- und Software, Umgang mit Passwörtern Section 15 Usage of Hard- and Software, Handling of Passwords (1) Der Arbeitnehmer darf die ihm von dem Arbeitgeber zur Verfügung gestellte Hard- und Software nur zu dienstlichen Zwecken nutzen. (1) The Employee may use the hard- and software provided to him / her by the Employer solely for business purposes. (2) Der Arbeitnehmer benötigt die vorherige Zustimmung des Arbeitgebers, um Software auf der ihm zur Verfügung gestellten Hardware zu installieren. (2) The Employee shall require the prior consent of the Employer in order to install software on the hardware provided to him / her. (3) Der Arbeitnehmer ist verpflichtet, dem Arbeitgeber sämtliche von ihm erstellten Passwörter und Zugangscodes für die Benutzung der Hard- und Software mitzuteilen. Dies gilt unaufgefordert auch für jede Änderung dieser Passwörter oder Zugangscodes. (3) The Employee shall be required to notify the Employer of all passwords and access codes created by him / her for the use of hard- and software. This shall also apply, without request, to any change of such passwords or access codes. (4) Der Arbeitnehmer darf private Hard- und Software nicht zu dienstlichen Zwecken benutzen, insbesondere keine dienstlichen Daten oder Dokumente auf privater Hardware speichern oder mit privater Software verarbeiten. (4) The Employee may not use private hard- or software for business purposes, including the storage of business data or documents on private hardware or the processing thereof using private software. § 16 Aufbewahrung sowie Rückgabe von Unterlagen und Gegenständen Section 16 Safe-Keeping and Surrender of Documents and Objects (1) Der Arbeitnehmer wird alle Aufzeichnungen und Unterlagen im Zusammenhang mit seiner Tätigkeit für den Arbeitgeber ordnungsgemäß aufbewahren und dafür Sorge tragen, dass unbefugte Dritte nicht Einsicht nehmen können. (1) The Employee shall keep all records and documents in connection with his work safe at any time and shall take care that no unauthorized third party may take insight. DocuSign Envelope ID: 4A9C5BC0-8BE3-49EC-8A04-8238747C7B13

[15] (2) Auf Aufforderung des Arbeitgebers hat der Arbeitnehmer jederzeit geschäftliche Dokumente und Schriftstücke, egal in welcher Form, einschließlich Duplikaten, Kopien, elektronischen Daten, etc., einschließlich etwaiger Passwörter hierzu, sowie sämtliche ihm vom Arbeitgeber überlassene Gegenstände, Unterlagen und Daten, an einen Bevollmächtigten des Arbeitgebers heraus zu geben. (2) Upon the Employer’s request, the Employee shall at any time be required to return to an authorized representative of the Employer all business documents and written materials, irrespective of form, including, but not limited to, duplicates, copies, electronic data, etc., including respective passwords, as well as all objects, documentation and data supplied to him / her by the Employer. (3) Im Fall der Beendigung des Arbeitsverhältnisses oder der Freistellung des Arbeitnehmers ist dieser unaufgefordert zur unverzüglichen Rückgabe verpflichtet. Ein Zurückbehaltungsrecht an den Dokumenten, Schriftstücken oder Gegenständen des Arbeitgebers steht dem Arbeitnehmer nicht zu. Auf Wunsch des Arbeitgebers wird der Arbeitnehmer ausdrücklich versichern, die vorgenannten Gegenstände vollständig herausgegeben und insbesondere keine Abschriften oder Kopien behalten zu haben. (3) In the event of the employment being terminated or the Employee being released from his / her work duties, the Employee shall immediately return the aforementioned business documents and written materials without request. The Employee shall have no right of retention with respect to the documents, written materials or objects belonging to the Employer. Upon the Employer’s request the Employee shall reassure that he/she has completely returned the aforementioned objects and has, in particular, not kept any copies. § 17 Geheimhaltung, Verschwiegenheitspflicht, Insiderhandel, Abwerbungsverbot, Verhaltenskodex Section 17 Secrecy, Duty of Confidentiality, Insider Trading, Non-Solicitation, Code of Conduct (1) Der Arbeitnehmer verpflichtet sich zur Geheimhaltung aller ihm während der Dauer des Vertrags zur Kenntnis gelangenden Unternehmens-/Geschäftsbelange des Arbeitgebers und mit diesem verbundener Unternehmen. Der Begriff Unternehmens-/ Geschäftsbelange bezieht sich insbesondere auf alle Arbeitsergebnisse, Betriebsgeheimnisse, Systeme, Designs, Verfahren und Methoden, Computer- Softwareprogramme, auf die gesamte Dokumentation, Handbücher, geplante und durchgeführte Projekte, Formate, auf alle sonstigen vertraulichen Berichte und Mitteilungen sowie auf Informationen über Lieferanten, Kunden, potentielle Kunden und (1) The Employee undertakes to treat, in the strictest confidence, all company / business matters of the Employer and its affiliates that come to his / her knowledge during the term of the contract. The term “company / business matters” shall include, but not be limited to, all work results / products, business secrets, systems, designs, processes and methods, computer software programs, all documentation, handbooks, planned or exercised projects, formats, any other confidential reports and notices as well as information regarding suppliers, customers, potential customers and any used contract templates. DocuSign Envelope ID: 4A9C5BC0-8BE3-49EC-8A04-8238747C7B13

[16] die verwendeten Vertragsmuster. (2) Diese Geheimhaltungsverpflichtung gilt auch für alle Einzelheiten dieses Arbeitsvertrags. (2) This duty of confidentiality shall also apply to all details of this employment contract. (3) Dem Arbeitnehmer ist bekannt, dass er die ihm aufgrund seiner Tätigkeit bekannt gewordenen persönlichen und geschäftlichen Daten Dritter, insbesondere von Kunden des Arbeitgebers, nicht an unbefugte Dritte weitergeben darf; es sei denn, dies dient dienstlichen Zwecken. (3) The Employee is aware that he / she is prohibited from passing to unauthorized third parties any personal or business data of third parties that has come to his / her knowledge as a result of his / her work, including, and without limitation to, data of the Employer’s customers, unless this should serve the Employer’s business interests. (4) Diese Geheimhaltungsverpflichtung gilt unverändert nach Beendigung des Arbeitsvertrags. (4) This duty of confidentiality shall resume application unaltered by the expiry of this employment contract. (5) Diese Geheimhaltungsverpflichtungen gilt nicht, solange und soweit die Informationen nach den Bestimmungen dieses Arbeitsvertrags an Dritte weitergegeben werden dürfen, dem Empfänger bereits vorher ohne Verpflichtung zur Geheimhaltung bekannt waren, allgemein bekannt sind oder werden, ohne dass dies der Empfänger zu vertreten hat, dem Empfänger von einem Dritten ohne Verstoß gegen Geheimhaltungsverpflichtungen mitgeteilt bzw. überlassen werden, vom Empfänger nachweislich unabhängig gewonnen worden sind, von dem überlassenden Vertragspartner einem Dritten unter Verstoß gegen Geheimhaltungsverpflichtungen mitgeteilt bzw. zur Verfügung gestellt worden sind, von dem überlassenden Vertragspartner zur Bekanntmachung schriftlich freigegeben worden sind oder aufgrund einer gesetzlichen Vorschrift oder einer richterlichen oder behördlichen Anordnung offengelegt werden müssen. (5) These duties of confidentiality shall not apply where, and so long as, the information may lawfully be passed to third parties in accordance with the provisions of this employment contract; was already previously known to the recipient without any duty of confidentiality; is or becomes publicly known at no fault of the recipient; was notified or furnished to the recipient by a third party without any violation of duties of confidentiality; it can be proven that such information was independently obtained by the recipient; the information was notified or furnished by the employer; the information was released in writing by the employer for the purposes of disclosure, or is subject to disclosure on the basis of statutory rules or a court or administrative order. (6) Dem Arbeitnehmer sind insbesondere die Beschränkungen zum Erwerb und Verkauf von Aktien der Sparks Network SE aufgrund der Regelungen der USA für Wertpapiere bekannt, die für Personen gelten, die maßgebliche, nicht-öffentliche Informationen der Gesellschaft oder zur Kommunikation von (6) The Employee is aware of the restrictions imposed by the United States securities laws on the purchase or sale of securities of Spark Networks SE by any person who has received material, non-public information from the issuer of such securities and on the communication of DocuSign Envelope ID: 4A9C5BC0-8BE3-49EC-8A04-8238747C7B13

[17] Informationen mit irgendeiner Person erhalten haben, in Bezug auf die es vernünftigerweise vorhersehbar war, dass diese andere Person aufgrund der Informationen wahrscheinlich Wertpapiere kaufen oder verkaufen würde. such information to any other person when it is reasonably foreseeable that such other person is likely to purchase or sell such securities in reliance upon such information. (7) Während der Laufzeit dieses Vertrags sowie bis zu 12 Monaten nach dem Ende des Vertrages unabhängig vom Grund ist es dem Arbeitnehmer untersagt, andere Arbeitnehmer des Arbeitgebers für einen neuen Arbeitgeber abzuwerben oder auf sonstige Art und Weise zu einem Arbeitsplatzwechsel zu veranlassen. (7) For the term of this agreement as well as for the period of 12 months after this agreement ends (irrespective of the reason), the Employee shall not entice other employees of the Employer away or cause them in any other way to change their employment to the Employee’s new employer. (8) Für jeden Fall der Zuwiderhandlung gegen einen oder mehrere der unter §17 genannten Punkte ist der Arbeitnehmer verpflichtet, eine Vertragsstrafe von einem durchschnittlichen Bruttomonatsgehalt zu zahlen. Im Falle eines Dauerverstoßes wird die Vertragsstrafe für jeden angefangenen Monat neu verwirkt, unter Ausschluss des Einwandes des Fortsetzungszusammenhangs. Der Arbeitgeber behält sich die Geltendmachung eines darüber hinaus gehenden Schadens vor. (9) Mit meiner Unterschrift bestätige ich, dass ich eine Kopie des Code of Business Conduct & Ethics von Spark Networks erhalten habe. Ich bestätige weiterhin, dass ich die Richtlinien gelesen, verstanden und voll und ganz einhalten werde. (8) For each violation of one or more points mentioned under Section 17, the Employee shall be required to pay a contractual penalty equal to one month’s average gross salary. In the event of an ongoing violation, the contractual penalty shall be newly imposed for each commenced month; the defense of pleading a single continued breach (Fortsetzungszusam-menhang) is hereby excluded. The Employer reserves the right to assert damages in excess of such contractual penalty. (9) With my signature I acknowledge that I have received a copy of the Spark Networks Code of Business Conduct & Ethics. I further acknowledge that I have read, understand and will fully adhere to the policy. § 18 Annahme von Vergünstigungen Section 18 Receiving Benefits & Gifts (1) Jegliche Annahme unmittelbarer oder mittelbarer Vergünstigungen oder Geschenke von Kunden, Lieferanten oder anderen Personen bzw. Organisationen, die mit dem Arbeitgeber eine geschäftliche Beziehung unterhalten oder anbahnen wollen, ist dem Arbeitnehmer verboten, soweit der Wert € 100,00 netto pro Vergünstigung oder (1) The Employee shall be prohibited from accepting any direct or indirect benefits or gifts from customers, suppliers or other persons or organizations that maintain, or are seeking to establish, business relations with the Employer, where the net value of such benefit or gift exceeds EUR 100.00 net per benefit or gift or in any such case DocuSign Envelope ID: 4A9C5BC0-8BE3-49EC-8A04-8238747C7B13

[18] Geschenk übersteigt, sowie für den Fall, dass Vergünstigungen oder Geschenke von einem oben beschriebenen Geschäftspartner einen Jahreswert von € 250,00 netto überschreiten. Die Forderung von Vergünstigungen ist in jedem Fall verboten. where the total annual amount of benefits or gifts from one such person or organization exceeds EUR 250.00 net. The requesting of benefits shall be absolutely prohibited. (2) Der Arbeitnehmer hat dem Arbeitgeber jede ihm gewährte Vergünstigung oder jeden Versuch der Gewährung einer Vergünstigung unverzüglich mitzuteilen. Dies gilt entsprechend für Einladungen zu Geschäftsessen. (2) The Employee shall be required to notify the Employer without delay of any benefit granted to him / her or of any attempt to grant such benefit. This shall apply accordingly to invitations to business dinners. § 19 Verwendung von Daten des Arbeitnehmers, Einwilligung zu der Nutzung Section 19 Use of Employee Data, Consent to Use of Data (1) Der Arbeitgeber weist dem deutschen Bundesdatenschutzgesetz und DSGVO entsprechend darauf hin, dass die persönlichen Daten des Arbeitnehmers zu betrieblichen Zwecken auf Datenträgern gespeichert, verwendet und genutzt werden sowie an Dritte weitergegeben werden können. (1) In accordance with the German Federal Data Protection Act (Bundesdatenschutzgesetz) and the GDPR (General Data Protection Regulation), the Employer hereby gives notice that the Employee’s personal data may be stored on data media, used and passed to third parties for purposes relating to his / her employment. (2) Der Arbeitnehmer erklärt sich mit der Speicherung, Verwendung, Nutzung und Weitergabe seiner Daten zu betrieblichen Zwecken im Rahmen der Zweckbestimmung seines Arbeits-verhältnisses einverstanden. (2) The Employee hereby consents to the storage, use and transfer of his / her data for business purposes in accordance with purposes relating to his / her employment. § 20 Mitteilungspflichten Section 20 Notification Requirements Der Arbeitnehmer ist verpflichtet, dem Arbeitgeber jede Änderung seiner Personaldaten, insbesondere seiner Privatanschrift, seiner Bankverbindung und abrechnungsrelevanter Daten, unverzüglich mitzuteilen. The Employee shall be obliged to notify the Employer without delay of any changes to his / her personal data, including, without limitation, his / her private address, bank account details and any data for accounting purposes. § 21 Ausschlussfrist, Verfall von Ansprüchen Section 21 Preclusion Period, Limitation of Claims (1) Alle Ansprüche aus dem Arbeitsverhältnis verfallen, soweit gesetzlich zulässig, wenn diese nicht binnen drei Monaten nach Fälligkeit gegenüber dem anderen (1) All claims arising out of the employment relationship shall lapse, as far as legally permissible, unless they are asserted against the other Contractual Party in DocuSign Envelope ID: 4A9C5BC0-8BE3-49EC-8A04-8238747C7B13

[19] Vertragspartner in Textform geltend gemacht werden. writing within three months of such claims arising. (2) Lehnt der andere Vertragspartner den Anspruch ab oder erklärt sich nicht innerhalb von drei Wochen nach Geltendmachung des Anspruchs, verfällt dieser, soweit gesetzlich zulässig, wenn er nicht innerhalb von drei Monaten nach der Ablehnung oder dem Fristlauf gerichtlich geltend gemacht wird. (2) In the event that the other Contractual Party denies the claim or fails to respond thereto within three weeks of the claim being asserted, such claim shall lapse, as far as legally permissible, unless it is asserted in court proceedings within three months of the claim being denied or of the deadline expiring. (3) Die Absätze 1 und 2 gelten auch für Ansprüche, die mit dem Arbeitsverhältnis in Zusammenhang stehen. (3) Subsections 1 and 2 shall also apply to claims arising in connection with the employment relationship. (4) Die Absätze 1 und 2 gelten nicht für Ansprüche wegen vorsätzlichen oder grob fahrlässigen Verhaltens und für Ansprüche wegen der Verletzung von Leben, Körper, Gesundheit oder Freiheit. (4) Subsections 1 and 2 shall not apply to claims resulting from, intentional or grossly negligent conduct, or to claims resulting from death, personal injury, damage, to health or violation of freedom. § 22 Wettbewerbsverbot / Abwerbeverbot (1) Dem Arbeitnehmer ist es untersagt, für die Dauer dieses Arbeitsvertrages und für die Dauer von zwölf (12) Monaten nach Beendigung dieses Arbeitsvertrages in selbstständiger, unselbständiger oder sonstiger Weise Geschäfte im Geschäftsbereich des Arbeitgebers zu tätigen oder für ein Unternehmen tätig zu werden oder es auf andere Weise zu unterstützen, welches Geschäfte im Geschäftsbereich des Arbeitgebers betreibt (hiernach „Wettbewerbsunternehmen“) oder mit einem Wettbewerbsunternehmen i.S.d §§ 115ff. AktG verbunden ist. In gleicher Weise ist es dem Arbeitnehmer für die Dauer dieses Arbeitsvertrages und für die Dauer von zwölf (12) Monaten nach Beendigungen dieses Arbeitsvertrages untersagt, ein solches Unternehmen zu errichten, zu erwerben, oder sich hieran unmittelbar oder mittelbar zu beteiligen. Dies gilt nicht bei Beteiligung in Section 22 Non-competition / non-solicitation (1) For the duration of this employment contract and for a period of twelve (12) months after expiration/termination of this employment contract, the employee undertakes not to engage in any activity whether self-employed, as employee, or in any other capacity in the business field of the employer or to work for or otherwise support an enterprise that competes with the employer (“competitor”) or is affiliated with a competitor according to Sec. 15 et seq. of the German Stock Corporation Act. Likewise, for the duration of this employment contract and for a period of twelve (12) months after termination of this employment contract, the employee is prohibited from establishing, acquiring or directly or indirectly participating in such a business. This does not apply to participation of less than 5% in the share capital of listed companies (in total the DocuSign Envelope ID: 4A9C5BC0-8BE3-49EC-8A04-8238747C7B13

[20] Höhe von weniger als 5 % am Aktienkapital börsennotierter Unternehmen (insgesamt das „Wettbewerbsverbot“). "non-competition clause"). (2) Das nachvertragliche Wettbewerbsverbot ist räumlich auf solche Länder beschränkt, in denen die Gruppe des Arbeitgebers bei Ausscheiden des Arbeitnehmers geschäftlich tätig ist. (2) The post-contractual non-competition clause is limited to those countries in which the employer's group is active on the date of the expiration/termination. (3) Dem Arbeitnehmer ist es untersagt, während der Dauer dieses Arbeitsvertrages und für die Dauer von zwölf (12) Monaten nach Beendigung des Dienstvertrages, Arbeitnehmer des Arbeitgebers oder mit ihm verbundener Unternehmen für eigene oder fremde Zwecke abzuwerben, dritte Personen zur Abwerbung zu veranlassen oder diese bei Abwerbungsaktivitäten zu unterstützen. In demselben Zeitraum ist es dem Arbeitnehmer ebenfalls untersagt, direkt oder indirekt vertragliche Beziehungen zu Kunden des Arbeitgebers, der von ihm beherrschten Unternehmen sowie der sonst mit ihr verbundenen Unternehmen, für die der Arbeitnehmer tätig geworden ist, einzugehen oder dies zu versuchen. Dieses Verbot ist auf Kunden des Arbeitgebers beschränkt, die in den letzten drei Jahren in Geschäftsbeziehungen mit dem Arbeitgeber bzw. der mit ihr verbundenen Unternehmen standen (insgesamt das „Abwerbeverbot“) (4) Der Arbeitgeber zahl dem Arbeitnehmer für die Dauer des nachvertraglichen Wettbewerbsverbot- und Abwerbeverbots eine Entschädigung in Höhe von 50 % der zuletzt bezogenen Festvergütung. Auf die Entschädigung werden Einkünfte angerechnet, die der Arbeitnehmer während der Dauer des nachvertraglichen Wettbewerbs- und Abwerbeverbot durch anderweitige Verwendung seiner Arbeitskraft bezieht. (3) For the duration of this contract of employment and for a period of twelve (12) months after termination of the employment contract, the employee is prohibited from soliciting any other person employed by the employer or its affiliated companies for his own purpose or the purpose of any third party to solicit such an employee. During the same period, the employee shall also be prohibited from entering into or attempting, directly or indirectly, contractual relations with clients of the employer or its affiliated companies, for which the employee has been acting. This prohibition is limited to clients of the employer who have had business relations with the employer or its affiliates for the last three years (the "non-solicitation" altogether) (4) The employer pays the employee compensation for the duration of the post- contractual non-competition clause and non-solicitation in the amount of 50% of the last fixed remuneration received. Any other remuneration received by the employee during the term of the post- contractual non-compete-obligation and the post-contractual non-solicitation obligation shall be credited against the compensation payment. (5) Der Arbeitgeber kann durch schriftliche (5) The employer may waive the post- DocuSign Envelope ID: 4A9C5BC0-8BE3-49EC-8A04-8238747C7B13

[21] Erklärung jederzeit, sowohl vor Beendigung des Arbeitsvertrages als auch danach, auf das nachvertragliche Wettbewerbsverbot und Abwerbeverbot verzichten mit der Folge, dass er nach Ablauf von sechs (6) Monaten von der Zahlung der Entschädigung befreit ist. Endet das Arbeitsverhältnis, weil der Arbeitnehmer die Regelaltersgrenze in der gesetzlichen Rentenversicherung erreicht hat oder dauerhaft dienstunfähig ist, tritt das nachvertragliche Wettbewerbs- oder Abwerbeverbot nicht in Kraft. Im Falle einer Kündigung aus wichtigem Grund steht dem kündigungsberechtigen Vertragsteil das Recht zu, innerhalb eines (1) Monats nach Ausspruch der Kündigung aus wichtigem Grund durch schriftliche Erklärung gegenüber dem anderen Teil das nachvertragliche Wettbewerbs- und Abwerbeverbot mit sofortiger Wirkung entschädigungslos aufzuheben. contractual non-competition clause and non-solicitation by written declaration at any time, both prior to termination of the employment contract and thereafter, with the result that he is exempted from payment of the compensation after six (6) months. If the employment ends because the employee has reached the standard retirement age in the statutory pension insurance or is permanently incapacitated for work, the post-contractual competition or non-employment prohibition does not enter into force. In the case of termination for cause, the party entitled to terminate has the right, within one (1) month of the termination of the termination for cause, to terminate the post-contractual competition and non-advertising obligation with immediate effect without compensation by written declaration to the other party. (6) Für jede Handlung, durch die der Arbeitnehmer das (nachvertragliche) Wettbewerbs- und Abwerbeverbot gemäß vorstehenden Ziff. schuldhaft verletzt, hat er eine Vertragsstrafe in Höhe eines Bruttomonatsgehalts zu zahlen. Besteht die Verletzungshandlung in der kapitalmäßigen Beteiligung an einem Wettbewerbsunternehmen oder der Eingehung eines Dauerschuldverhältnisses (z.B. Arbeits-, Dienst, Handelsvertreter oder Geschäftsführer), wird die Vertragsstrafe für jeden angefangenen Monat, in dem die kapitalmäßige Beteiligung oder das Dauerschuldverhältnis besteht, neu verwirkt (Dauerverletzung). Mehrere Verletzungshandlungen lösen jeweils gesonderte Vertragsstrafen aus, gegebenenfalls auch mehrfach innerhalb eines Monats. Erfolgen dagegen einzelne Verletzungshandlungen im Rahmen einer Dauerverletzung, sind die von der für die Dauerverletzung verwirkten Vertragsstrafen mit umfasst. Bei Verwirkung mehrerer (6) For any act by which the employee violates the (post-contractual) prohibition of competition and non-solicitation pursuant to the before mentioned paragraphs, the employee has to pay a contractual penalty in the amount of a gross monthly salary. Should the breach consist of participating in the capital of a competitor or enter into a contract for the performance of a continuing obligation (e.g. an employment, service, commercial agency or consultancy contract), the contractual penalty shall be imposed anew for each full or partial month in which the capital participation or the contract for the performance of continuing obligation exists (ongoing breach). Several breaches shall trigger separate contractual penalties, if necessary several times within one month. If, on the other hand, individual breaches occur within the scope of an ongoing breach they shall be DocuSign Envelope ID: 4A9C5BC0-8BE3-49EC-8A04-8238747C7B13

DocuSign Envelope ID: 4A9C5BC0-8BE3-49EC-8A04-8238747C7B13

Vertragsstrafen ist der Gesamtbetrag der zu zahlenden Vertragsstrafen auf das sechsfache (6) eines Bruttomonatsgehalts begrenzt. Die Geltendmachung von Schäden, die über die verwirkte Vertragsstrafe hinausgehen, sowie die Geltendmachung sonstiger Rechte, z.B. Unterlassungsansprüche bleiben vorbehalten.

covered by the contractual penalty owed for the ongoing breach. If several contractual penalties are incurred, the total amount payable is limited to an aggregated amount of six (6) gross monthly salaries. The Company reserves the right to assert damages over and above the contractual penalty imposed, as well as other rights, e.g. the right to claim injunctive relief.

(7) Soweit in diesem Arbeitsvertrag nichts anderes geregelt ist, gelten die [33]74 ff HGB entsprechend.

(7) Unless otherwise stipulated in this employment contract, the Sec. 74 et sec. HGB apply accordingly.

§ 23
Schlussbestimmungen

(1) Die beim Arbeitgeber geltenden Richtlinien und das Handbuch sind zu beachten.

(3) Alle Änderungen oder Ergänzungen dieses Arbeitsvertrags, einschließlich der Aufhebung dieser Schriftformklausel, der Schriftform.

(4) Nebenabreden sind nicht getroffen.

Section 23
Concluding Provisions

(2) The Employee shall observe the Employer's guidelines and the handbook at any time.

(5) Any and all purported amendments or additions to this employment contract, including any purported revocation of this written form requirement, must be made in writing.

(6) No ancillary agreements have been entered into.

Der Vertrag wird in zwei Ausfertigungen erstellt, von denen jeder Vertragspartner eine erhalten hat.

Each Contractual Party has received one of the two issued copies of this contract.

Der englische Text in diesem Vertrag dient nur zur Orientierung. Bei Unstimmigkeiten zwischen der deutschen Version und der englischen Version ist die deutsche Version maßgebend.

The English text in this contract is provided for guidance only. In the event of any inconsistency between the German version and the English version, the German version shall prevail.

Berlin, den 08.07.2019

DocuSigned by: ppa Fabienne Neumann — 189E4B876746421...

l by: [signature] — 0A44A...

Spark Networks Services GmbH

10 July 2019 | 3:33 PM CEST

Ort, Datum / Place, date

DocuSigned by: Bert Althaus — A7E1F3E3758E492...

Be

[22]

- Anlage 1 Appendix 1 Rechteübertragung Zu den gemäß § 13 des Vertrages übertragenen Rechten gehören insbesondere, aber nicht ausschliesslich folgende Rechte: Assignment of Rights The rights assigned pursuant to Art. 13 are, in particular but not limited to, the 1. Verfilmung-und Vertonung/Bearbeitung 1. Filming-and Scoring /Editing 1.1 das Werkbearbeitungs- und Übersetzungsrecht, d.h. das Recht, das Werk sowie Charaktere, Handlungselemente, Dialoge, Szenen etc. des Werkes bzw. der Produktion unter Wahrung der Urheberpersönlichkeitsrechte abzuändern, neue oder geänderte Teile hinzuzufügen, Teile herauszunehmen oder die Handlungsabfolgen umzustellen, (Co-) Autoren mit einer Bearbeitung zu beauftragen und das Werk in sämtliche Sprachen übersetzen zu lassen und diese Übersetzungen Dritten zugänglich zu machen. Dies schließt die Umgestaltung des Werks im Rahmen interaktiver Nutzung ein. 1.1 the right to edit and translate works, meaning, the right to modify the work as well as characters, plot elements, dialogs, scenes, etc. of the work or the production respectively under observance of the inherent moral rights, the right to add new or modified parts, to remove parts or the changed the sequence of events, to hire (co- )authors to edit the work and the have the work translated into any and all languages and to make such translations available to third parties. This shall include the redesign of the work within the scope of interactive use. 1.2 das Filmherstellungs- und Vertonungsrecht, d.h. das Recht, die Produktion unter Verwendung des Werkes, von Teilen oder Bearbeitungen hiervon in deutscher oder fremdsprachiger Fassung für sämtliche unter Ziffer 2 genannten Nutzungsrechte und in allen bekannten technischen Verfahren (Film- , Fernseh-, Video-, Foto- und Tonbandaufnahmen etc. in digitaler und nicht digitaler Form) in allen Sprachfassungen (auch in untertitelter oder kommentierter Fassung – auch ohne Originalsprache- sowie in bebilderter Form) herzustellen, einschließlich des Rechtes zur Wiederverfilmung. 1.2 the filming and scoring right, meaning, the right to create the production using the work or parts or derivations thereof in German or foreign language versions for any and all rights of use set forth under No. 2 and for all known technical procedures (film-, tv-, video-, photo- and tape recordings etc. in digital and non-digital form) in all languages (including in sub-titled or commentated ver- sion – even without the original language – as well as in illustrated form), including the right to remake. 1.3 das Titelverwendungsrecht, d.h. den Titel des Werkes auch zur Bezeichnung der Produktion und sämtlicher aus und im Zusammenhang mit der Produktion entwickelten Produkte und neu entstehenden Werke zu verwenden. Eingeschlossen ist das Recht, den Titel – ggf. auch nach seiner Veröffentlichung – zu verändern bzw. zu ersetzen oder für dritte Produktionen zu nutzen. 1.3 the right to the title of the work, meaning, the right to use the title of the work including for the naming of the produc-tion and any and all newly developed prod-ucts and newly created works created in connec- tion with the production. This in-cludes the right to change or replace the title or use it for third productions – even after its publica- tion. DocuSign Envelope ID: 4A9C5BC0-8BE3-49EC-8A04-8238747C7B13

DocuSign Envelope ID: 4A9C5BC0-8BE3-49EC-8A04-8238747C7B13

1.4 das Wiederverfilmungs- und Weiterentwicklungsrecht,
d.h. die Befugnis, die Produktion ggf. mit Änderungen oder in umgestalteter Form beliebig häufig wiederzuverfilmen bzw. Handlungselemente oder in dem Werk enthaltene Personen und deren Charakteristika sowie sonstige Ideen und Gestaltungselemente neben der Werkbearbeitung uneingeschränkt auch für Folgeproduktionen (Prequels, Sequels, Serialization) zu verwenden, und zwar auch dann, wenn die Drehbücher und Konzepte für solche weiteren Produktionen ohne Mitwirkung des Urhebers erstellt werden sollten.

2. **Auswertung**

Die dem Arbeitgeber vom Mitarbeiter eingeräumten exklusiven, zeitlich und örtlich unbegrenzten, frei übertragbaren, Auswertungsrechte in allen Sprachfassungen umfassen insbesondere nachstehende Rechte:

2.1 das Senderecht,

d.h. das Recht, die Produktion ganz und in Teilen und beliebig häufig im In- und Ausland durch Ton- und Fernsehrundfunk, Drahtfunk, Hertz'sche Wellen, Laser, Mikrowellen oder ähnliche technische Einrichtungen ganz oder in Teilen der Öffentlichkeit mittels analoger oder digitaler Speicher- und Übertragungstechnik beliebig häufig zugänglich zu machen. Dies gilt für alle möglichen Sendeverfahren einschließlich Live-Streaming (z.B. terrestrische Sender (z.B. DVB-T, DVB-H, DMB oder durch entsprechende Nachfolgetechnologien wie DXB), Kabelfernsehen, Kabelweitersendung, über leitungsgebundene und nicht leitungsgebundene Daten- und/oder Telefonnetze (z.B. per ISDN, DSL, Kabelmodem, WAP, GPRS, HSCSD, HSMD, UMTS, etc.), Satellitenfernsehen unter Einschluss von Direktsatelliten, Abruffernsehen), unabhängig von der Rechtsform (öffentlich-rechtliches oder privates Fernsehen), der Art des Empfangsgeräts (Fernseh- und/oder sonstiges Gerät), der Finanzierungsweise des Fernsehsenders (kommerzielles oder nicht-kommerzielles Fernsehen) oder der Gestaltung des Rechtsverhältnisses zwischen

1.4 the right to remake and further develop,
meaning, the authorization to remake the production as many times as desired, where applicable with modifications or changed formats, and to use plot elements and the persons depicted in the work and their characteristics as well as any design elements not only for editing the work but also for subsequent productions (prequels, sequels, serialization) without limitations, even in the event of such scripts and concepts for additional productions being created without the participation of the original author.

2. **Exploitation**

The employee grants employer exclusive, freely transferrable exploitation rights for all language versions without term or location limitations, which shall particularly encompass the following rights:

2.1 the right to broadcast,

meaning, the right to make the production available, as a whole or in part and as often as wished at home and abroad, to the general public for any desired number of times by means of analog or digital storage and transmission technologies via public radio and television broadcasting, wired radio, Hertzian waves, laser, microwaves or any similar technological devices. This shall apply to any and all available transmission technologies including live streaming(e.g. terrestrial broadcasting (e.g. DVB-T, DVB-H, DMB or via respective succeeding technologies such as DXB), cable TV, cable retransmission, wired and wireless data and/or telephone networks (e.g. via ISDN, DSL, cable modem, WAP, GPRS, HSCSD, HSMD, UMTS, etc.), satellite TV including direct satellites, video on demand), irrespective of the legal form (public or private broadcast stations), the type of the receiving device (television set and/or other devices), the funding method of the broadcasting station (commercial or noncommercial broadcast) or the legal design of the relationship between the broadcaster and the receiver (Free-TV, Pay-TV, pay per view, video on demand, near video on demand, etc.) and for as many broadcasts as desired. The right to playback broadcasts shall be included. The

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DocuSign Envelope ID: 4A9C5BC0-8BE3-49EC-8A04-8238747C7B13

Sender und Empfänger (Free-TV, Pay-TV, pay per view, video on demand, near video on demand, etc.) und für beliebig viele Ausstrahlungen. Eingeschlossen ist das Recht der Wiedergabe von Sendungen. Das Senderecht umfasst auch das Recht der Wiedergabe von Funksendungen der Leistung/Produktion, insbesondere das Recht, Funksendungen des Werkes durch Bildschirm (z.B. TV, PC, Mobiltelefon, Personal Digital Assistant (PDA)), Lautsprecher oder ähnliche technische Einrichtungen öffentlich wahrnehmbar zu machen, einschließlich des Rechts, die Leistung/Produktion einem begrenzten Empfängerkreis (closed circuit), z.B. in Gaststätten, Hotels, Diskotheken, Vereins- und Altersheimen, Schiffen, Flugzeugen, Autobussen, Zügen, Krankenhäusern, Bahnhöfen, Warteräumen, Einkaufszentren, Gefängnissen und Bildungsreinrichtungen, wahrnehmbar zu machen, sowie das Recht, Vervielfältigungsstücke im Zuge des Sende- oder Übertragungsprozesses, insbesondere ephemere Speicherungen bei Rundfunkübertragungen, herzustellen. Von der Rechteübertragung umfasst sind ferner Vergütungsansprüche, die im Zusammenhang mit der Funksendung der Leistung/Produktion oder deren Wiedergabe entstehen.

right to broadcast also includes the right to replay broadcasts of the work/production, in particular the right to make broadcasts of the work available for public perception via screen (e.g. TV, PC, mobile phone, personal digital assistant (PDA)), speakers or similar technical equipment, including the right to make the work/production available for public perception by a limited group of receivers (closed circuit), e.g. in restaurants, hotels, discotheques, club houses, nursing homes, ships, airplanes, busses, trains, hospitals, train stations, waiting rooms, shopping centres, prisons and educational institutes, as well as the right to produce duplications in the course of the broadcasting process, in particular ephemeral storage during broadcasting transmissions. Also included in the assignment of rights are remuneration claims arising from the broadcasting of the work/production or the replay thereof.

2.2 das Recht zur Verfügungsstellung auf Abruf (Video On Demand),

d.h. das Recht, die Produktion ganz oder in Teilen in elektronischen Datenbanken bereitzuhalten und mittels digitaler oder anderweitiger Übertragungstechnik einer Vielzahl von Nutzern derart zur Verfügung zu stellen, dass diese die Produktion auf jeweils individuellen Abruf mittels eines Fernseh- und/oder sonstigen Gerätes auch zur interaktiven Nutzung empfangen („Television on demand", „Video on demand", „Online" etc.) und gegebenenfalls öffentlich vorführen können.

2.2 the right to make available on request (Video On Demand),

meaning, the right to maintain the production, whole or in parts, in an electronic database, to make it available to a multitude of users by means of digital or other transmission technologies in such a manner that these users can receive the production on a television set and/or other devices on demand, including for interactive use ("Television on demand", "Video on demand", "Online", etc.) and, where applicable, for public presentations.

2.3 das Theaterrecht (Kino- und Vorführungsrechte),

d.h. das Recht, die Produktion durch technische Einrichtungen öffentlich wahrnehmbar zu machen, unabhängig von der technischen Ausgestaltung des Vorführsystems und der Bild-/Tonträger sowie der Art und

2.3 the theatrical presentation right (theatre and exhibition rights),

meaning, the right to use technical devices to make the production available for public perception, regardless of the technical design of the presentation system and the video/sound media as well as regardless of the type and

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DocuSign Envelope ID: 4A9C5BC0-8BE3-49EC-8A04-8238747C7B13

spark networks

Weise der Zulieferung der vorzuführenden Signale. Das Theaterrecht bezieht sich insbesondere auf alle Film- und Schmalfilmrechte (70, 35, 16, 8 mm) sowie elektro-magnetische sowie digitale (Video-) Systeme und umfasst die gewerbliche und nicht-gewerbliche Filmvorführung.

manner in which the signals to be presented will be delivered. The theatrical presentation right particularly applies to all film and motion picture film rights (70, 35, 16, 8 mm) as well as to electromagnetic and digital (video-) systems encompassing both commercial and noncommercial film presentations.

2.4 das Messerecht,

d.h. das Recht, die Produktion auf Messen, Verkaufsausstellungen, Festivals, Wettbewerben und ähnlichen Veranstaltungen durch technische Einrichtungen unabhängig von der technischen Ausgestaltung des Vorführsystems und der Bild-/Tonträger öffentlich wahrnehmbar zu machen.

2.4 the trade fair right,

meaning, the right to make the production available for perception by means of technical devices at trade fairs, sales exhibitions, festivals, competitions and similar events, irrespective of the technical design of the presentation system or the video/sound media.

2.5 das Bild- und Tonträgerrecht,

d.h. das Recht zur Vervielfältigung und Verbreitung (Verkauf, Vermietung, Leihe etc.) des Werkes und der Produktion, ganz oder in Teilen, auf Bild-/Tonträgern aller Art zum Zwecke der nicht-öffentlichen Wiedergabe. Dieses Recht umfasst sämtliche audiovisuellen Systeme wie Schmalfilme, Schmalfilm- und Videokassetten, Videobänder, Videoplatten, Disketten, Chips, CD-ROM, CDi, 3DO, MMCD, SDD, DVD sowie multimediale Bild-/Tonträger unabhängig von der technischen Ausgestaltung des Systems und unabhängig von der Art der Nutzung, einschließlich interaktiver Nutzung.

Hiervon umfasst ist die Herstellung, Vervielfältigung und Verbreitung von Bild / Tonträgern, auf denen die Produktion derart gespeichert ist, dass eine Wiedergabe nur durch Übermittlung zusätzlicher Dateninformationen („Schlüssel“) ermöglicht wird.

Eingeschlossen ist das Recht, die Produktion für einen begrenzten Empfängerkreis (z.B. Krankenhäuser, Hotels, Flugzeuge, Schiffe, Busse, Züge Schulen) zugänglich oder wahrnehmbar zu machen.

2.5 the video and sound media rights,

meaning, the right to reproduce and disseminate (sell, rent out, loan, etc.) the work and the production, whole or in parts, on video/sound media of any type for the purpose of nonpublic playback. This right encompasses any and all audiovisual systems such as motion picture films, motion picture film and video cassettes, video tapes, video platters, diskettes, chips, CD-ROM, CDi, 3DO, MMCD, SDD, DVD as well as multimedia video/sound media irrespective of the technical design of the system and irrespective of the type of use, including interactive use.

This includes the production, reproduction and dissemination of video / audio media, on which the production is stored in such a manner that playback is only possible after the transmission of additional data (“key”).

Furthermore included is the right to make the production accessible or perceptible to/by a limited audience (e.g. hospitals, hotels, airplanes, ships, busses, trains, schools).

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DocuSign Envelope ID: 4A9C5BC0-8BE3-49EC-8A04-8238747C7B13

spark networks

2.6 das Vervielfältigungs- und Verbreitungsrecht,

d.h. das Recht, die Produktion im Rahmen der hier eingeräumten Rechte beliebig – d.h. auch auf anderen als den ursprünglich verwendeten Bild-/Tonträgern – zu vervielfältigen und zu verbreiten. Eingeschlossen ist das Recht zur Vervielfältigung und Verbreitung in Form von Einzelbildern.

2.7 das Bearbeitungs- und Synchronisationsrecht,

d.h. das Recht, die Produktion bzw. ihre Bild- bzw. Tonbestandteile, und/oder sonstigen Elemente unter Wahrung der Urheberpersönlichkeitsrechte (§ 93 UrhG) auch im Rahmen sämtlicher in dieser Anlage übertragenen Nutzungsrechte zu kürzen, zu teilen, Werbung/Sponsoring oder andere Werke auch unterbrechend einzufügen, insbesondere auch die Produktion im selben Medium zeitgleich mit Werbung wahrnehmbar zu machen (auch im Wege des sog. „Split-Screen-Verfahren", bei dem die Produktion und Werbung, auch unter Verwendung von Namen und Bildnis der Mitwirkenden, gleichzeitig zu sehen sind), die Produktion ganz oder in Teilen mit anderen Werken zu verbinden, den Titel neu festzusetzen , die Musik auszutauschen oder in sonstiger Weise zu bearbeiten sowie das ausschließliche Recht, die Produktion in anderen Sprachen zu synchronisieren sowie insgesamt oder in Teilen neu- oder nachzusynchronisieren oder untertitelte und Voice-Over-Fassungen herzustellen. Dies schließt interaktive Nutzungen ein, d.h. die Befugnis, dem Nutzer individuelle Bearbeitungsmöglichkeiten der Produktion bzw. ihren einzelnen Bild- bzw. Tonbestandteile und/oder sonstigen Elementen bereit zu stellen, insbesondere im Wege der Kürzung, Verfremdung, Umgestaltung, Komprimierung, Verbindung mit anderen Werken und durch sonstige Veränderung.

2.8 das Recht zur Werbung und Klammerteilauswertung,

d.h. die Befugnis, Ausschnitte aus der Produktion innerhalb anderer Produktionen auszuwerten oder für Werbezwecke (inkl. Promotion für den Arbeitgeber oder dessen Lizenznehmer) zu nutzen sowie das Recht, in branchenüblicher Weise (z.B. im Fernsehen,

2.6 the reproduction and dissemination right,

meaning, the right to freely reproduce and disseminate the production within the scope of the rights granted herein – including on other than the originally used video/audio media. The right to reproduction and dissemination in the form of individual still images is included.

2.7 the editing and synchronization right,

meaning, the right to, under observance of the moral rights (§ 93 of the Copyright Act) and within the scope of all rights transferred by this appendix, abridge, split, insert advertisements/sponsoring or other works even if they interrupt into the production or its video and audio components and/or other elements. Furthermore and especially to make the production perceptible on the same medium simultaneously with advertisement (including by means of the so-called "split screen procedure", in which the production and advertisements can be seen simultaneously, including the use of names and likenesses of the participants), to combine the production as a whole or in parts with other works, to rename the title, to replace the music or to edit in any other way, and the exclusive right to dub the production into other languages as well as to re- or newly dub as a whole or in parts or to create subtitled or voice-over versions. This shall encompass interactive uses, meaning the authorization to offer the user individual edited options of the production or its individual image or audio components and/or other elements, especially by way of abridgement, alteration, redesign, compression, connection with other works and any other modifications.

2.8 the right to advertise and clip license exploitation,

meaning, the authorization to exploit clips of the production within other productions or to use them for advertising purposes (incl. promotions for the employer or his licensees), as well as the right to advertise the production and its comprehensive exploitation pursuant

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DocuSign Envelope ID: 4A9C5BC0-8BE3-49EC-8A04-8238747C7B13

spark networks

im Kino, Online, auf Videogrammen oder in Druckschriften) für die Produktion und deren umfassende Auswertung zu werben. Hierin eingeschlossen ist das Recht zur Herstellung, Vervielfältigung und Verbreitung von Inhaltsdarstellungen und sonstigen kurzen Druckwerken aus der Produktion sowie von sonstigen Werbeschriften im üblichen Umfang. Dieses Recht umfasst auch die Befugnis, Abbildungen, Namen und Biographien der an der Produktion Mitwirkenden und sonstigen Elemente der Produktion zu nutzen.

to industry standards (e.g. on television, in movie theatres, online, on videograms or in print collateral). This includes the right to produce, reproduce and disseminate content synopses and other short print works from the production as well as other advertising copy within the usual scope. This right includes the authorization to use likenesses, names and biographies of those participating in and other elements of the production.

2.9 das Archivierungsrecht,

d.h. das Recht, die Produktion oder das Werk in jeder technischen Form zu archivieren und abrufbar zu speichern.

2.9 the right to archive,

meaning, the right to archive and store, ready to use, the production or the work by any technical means.

2.10 das Datenbankrecht,

d.h. das Recht, die Leistung oder Produktion oder Bearbeitung der Leistung oder Produktion einschließlich von Abstracts oder sonstigen Inhaltsangaben digitalisiert zu erfassen und auf allen bekannten Speichermedien gemeinsam mit anderen Werken oder Werkteilen zu speichern, zu bearbeiten und mit einer Retrieval-Software zu versehen sowie auf beliebigen Datenträgern zu speichern, diesen Datenträger in beliebiger Form zu vervielfältigen, zu verbreiten, zu vermieten und/oder öffentlich zugänglich zu machen zugänglich zu machen sowie ferner die Produktion und/oder Bearbeitung der Produktion im Wege der Datenfernübertragung (mit oder ohne Download) auf die Rechner Dritter zu übertragen sowie Ausdrucke von Papierkopien durch die jeweiligen Endnutzer zu gestatten.

2.10 the database (transmission) right,

meaning the right to digitally collect the work, production or the editing thereof, including abstracts or other content summaries, to store them on all known storage media alongside other works or work components, to edit them and furnish them with a Retrieval Software, as well as to store them on any data carriers, to reproduce such data carrier in any form and disseminate, rent out and/or make publicly available, as well as to transfer the production and/or the editing of the production to the computer of third parties via remote data transmission (with or without downloading) and to permit the printing of paper copies by the respective end users.

2.11 das Merchandising-Recht,

d.h. das Recht zur kommerziellen oder nicht kommerziellen Auswertung des Werkes und der Produktion durch Herstellung und Vertrieb von Waren aller Art, auch durch Verbreitung und/oder öffentlichen Zugänglichmachung, insbes. von interaktiven und multimedialen Produkten, d.h. Spiele und/oder andere Hard- und Software-Anwendungen, in denen visuelle und/oder akustische Elemente kombiniert eingesetzt werden bzw. eingesetzt werden können

2.11 the merchandising rights,

meaning, the right to commercial or noncommercial exploitation of the work or the production by manufacturing and selling goods of all types, including by disseminating and/or making publicly available, in particular, interac-tive and multimedia products, meaning games and/or other hard- and software applications, in which visual and/or acoustic elements are used in combination or respectively can be used and/or which allow the user to interact with the multimedia product

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DocuSign Envelope ID: 4A9C5BC0-8BE3-49EC-8A04-8238747C7B13

spark networks

und/oder die dem Nutzer ermöglichen (off- oder online) mit dem multimedialen Produkt zu interagieren, oder das Angebot von Dienstleistungen jeweils unter Verwendung von Vorkommnissen, Namen, Titeln, Figuren, Abbildungen, Logos, Ausschnitten und/oder sonstigen in einer Beziehung zu dem Werk und/oder zu der Produktion stehenden Elementen und Zusammenhängen. Eingeschlossen ist das Recht, derartige Elemente in bearbeiteter oder unbearbeiteter Form für Waren und Dienstleistungen jeder Art zu nutzen und damit zu werben. Weiter eingeschlossen sind die Themenparkrechte (z.B. Freizeit- und Vergnügungsparks, Restaurants, Einkaufszentren etc.)

(offline or online), or the offering of services with the use of events, names, titles, figures, images, logos, clips and/or other elements and tie-ins related to the work and/or the production. This includes the right to use such elements in edited or unedited forms for goods and ser-vices of any type and for ad-vertising. Fur-thermore included are theme park rights (e.g. recreational- and amusement parks, restau-rants, shopping malls, etc.).

2.12 das Drucknebenrecht,

d.h. das Recht, das Werk (bzw. Zusammenfassungen, Inhaltsangaben, Synopsen oder Teile des Werks) herzustellen, zu bearbeiten, zu verbreiten oder als Druckwerk zu veröffentlichen sowie das Recht zur Herstellung, Vervielfältigung und Verbreitung von bebilderten und nicht-bebilderten Büchern, Heften, Comic-Streifen usw., die aus dem Werk oder der Produktion durch Wiedergabe oder Nacherzählung des Inhalts – auch in abgewandelter oder neugestalteter Form – oder durch fotografische, gezeichnete oder gemalte Abbildungen oder ähnliches abgeleitet sind.

2.12 the subsidiary print right,

meaning, the right to produce, edit, disseminate the work (or summaries, content descriptions, synopses or parts of the work) or to publish it in print form, as well as the right to produce, reproduce and disseminate books, magazines, comic strips, etc. with and without illustrations, which are derived from the work or the production by means of rendering or retelling the content – including in modified or redesigned forms – or by means of photographic, sketched or drawn images or similar.

2.13 das Tonträgerrecht,

d.h. das Recht zur Herstellung, Vervielfältigung und Verbreitung von Schallplatten, Bandkassetten oder sonstigen analogen sowie digitalen Tonträgern wie CD, CD-ROM, DCC, MiniDisc, DAT, CDi, Chips, DVD, MP3-Files etc., die unter Verwendung des Soundtracks der Produktion oder unter Nacherzählung, Neugestaltung oder sonstiger Bearbeitung des Inhalts des Werkes oder der Produktion gestaltet werden, sowie das Recht, derartige Tonträger durch Funk zu senden oder öffentlich vorzuführen.

Dies umfasst das Recht, das Werk in allen Konfigurationen, z.B. als Single, Maxi-Single, EP, Music-on-Demand, Album, einschließlich Compilations und Samples, oder in Computerprogrammen festzulegen und diese

2.13 the sound recording right,

meaning, the right to produce, reproduce and disseminate vinyl records, tape cas-settes or other analog and digital audio rec-ords such as CD, CD-ROM, DCC, MiniDisc, DAT, CDi, Chips, DVD, MP3 files etc., which are created by using the soundtrack of the production or by retelling, recreating or oth-erwise editing the content of the work or the production, as well as the right to broad-cast such audio records via radio waves or to make them available for public screening.

This includes the right to assign the work in all configurations, e.g. as a single, maxi-single, EP, music-on-demand, album, includ-ing compilation albums and samples, or in computer programs and to reproduce, edit, disseminate, transfer, make available for public

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DocuSign Envelope ID: 4A9C5BC0-8BE3-49EC-8A04-8238747C7B13

spark networks

Ton- und Datenträger zu vervielfältigen, zu bearbeiten, zu verbreiten, zu senden, öffentlich wahrnehmbar und zugänglich zu machen und wie das Werk selbst auszuwerten.

2.14 das Bühnen- und Radiohörspielrecht,

d.h. das Recht, die Produktion oder das Werk für eine ggf. geänderte Bühnen- oder Radiohörspielfassung zu nutzen.

2.15 soweit gesetzlich zulässig die gesetzlichen Ansprüche auf angemessene Vergütung für

- die Aufnahme der Produktion auf Bild-/ Tonträger sowie die Überspielung von einem Bild-/ Tonträger auf einen anderen zum persönlichen Gebrauch (§§54, 54a, 54 d Urhebergesetz);
- die Vervielfältigung durch Aufnahme von Schulsendungen auf Bild- und Tonträger (§47 Abs.2 Urhebergesetz);
- die Vervielfältigung und Verbreitung von Bild- und Tonträgern, die in eine Sammlung für den Kirchen-, Schul- oder Unterrichtsgebrauch aufgenommen werden (§46 Abs. 4 Urhebergesetz);
- das Vermieten und/oder Verleihen von Bild- und Tonträgern gemäß §27 Urhebergesetz
- die Kabelweitersendung sowie die anteiligen urheberrechtlichen Vergütungsansprüche, d.h. das Recht zur zeitgleichen, vollständigen und unveränderten Kabelweitersendung der Produktion und zur Geltendmachung von aus der Kabelweitersendung – gleich auf welchem Territorium – resultierenden anteiligen Vergütungsansprüchen sowie zur Geltendmachung der anderweitigen anteiligen Vergütungsansprüche innerhalb des Exklusivgebiets (insb. aus §§ 20b, 27, 54 UrhG).

2.16 Rechte an Computerprogramme:

- alle ausschließliche, unbefristete, übertragbare, unwiderruflich Nutzungsrechte an dem Werk, einschließlich Dokumentation und Benutzungsanleitung. Das Nutzungsrecht gilt für alle bekannten Nutzungsarten einschließlich der Bearbeitung, Vervielfältigung und Veröffentlichung.
- die dauerhafte oder vorübergehende

perception and exploit as the work it-self, any such sound- and data carriers.

2.14 the stage and radio drama rights,

meaning, the right to use the production or the work for possibly modified stage- or radio drama versions.

2.15 To the extent permitted by law, the statutory rights to reasonable compensation for

- the recording of the production on video/audio media as well as the transfer from one video/audio medium to another for personal use (Articles 54, 54a, 54d, Copyright Act);
- the reproduction by recording school broadcasts on video and audio media (Art. 47 para. 2 Copyright Act);
- the reproduction and dissemination of video and audio media, which are to be included in collections for church, school or training uses (Art. 46 para. 4 Copyright Act);
- The renting out and/or loaning of video and audio media pursuant to Art. 27 Copyright Act.
- the cable retransmission as well as the prorated copyright license compensation claims, meaning, the right to simultaneous, complete and unmodified cable retransmission of the production and to the submission of prorated claims resulting from cable retransmissions – regardless of territory – as well as to the submission of other prorated compensation claims within the exclusive territory (esp. pursuant to Articles 20b, 27, 54 Copyright Act).

2.16 Rights in computer programs:

- any and all exclusive, indefinite, transferrable, irrevocable rights of use of the work, including documentation and user manuals. The right of use applies to all known types of use, including editing, reproduction and publication.
- the permanent or transient reproduction, whole or in part, of a computer program using any means and in any form, espe-

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DocuSign Envelope ID: 4A9C5BC0-8BE3-49EC-8A04-8238747C7B13

Vervielfältigung, ganz oder teilweise, eines Computerprogramms mit jedem Mittel und in jeder Form, insbesondere wenn das Laden, Anzeigen, Ablaufen, Übertragen oder Speichern des Computerprogramms eine Vervielfältigung erfordert.

- die Übersetzung, die Bearbeitung, das Arrangement und andere Umarbeitungen eines Computerprogramms sowie die Vervielfältigung der erzielten Ergebnisse.
- jede Form der Verbreitung des Originals eines Computerprogramms oder von Vervielfältigungsstücken, einschließlich der Vermietung. Wird ein Vervielfältigungsstück eines Computerprogramms mit Zustimmung des Rechtsinhabers im Gebiet der Europäischen Union oder eines anderen Vertragsstaates des Abkommens über den Europäischen Wirtschaftsraum im Wege der Veräußerung in Verkehr gebracht, so erschöpft sich das Verbreitungsrecht in bezug auf dieses Vervielfältigungsstück mit Ausnahme des Vermietrechts;
- die drahtgebundene oder drahtlose öffentliche Wiedergabe eines Computerprogramms einschließlich der öffentlichen Zugänglichmachung in der Weise, dass es Mitgliedern der Öffentlichkeit von Orten und zu Zeiten ihrer Wahl zugänglich ist.

cially when loading, displaying, playing, transmitting or saving of the computer program requires the process of reproduction.

- the translation, editing, arrangement and other modifications of a computer program as well as the reproduction of the achieved results thereof.
- any and all forms of dissemination of the original of a computer program or its copies, including renting. When a copy of a computer program is brought into circulation within the European Union or another member state of the Agreement on the European Economic Area with the consent of the rights owner by way of sale, the distribution right with respect to that particular copy shall be exhausted, with the exception of the right to rent;
- the wired or wireless public distribution of a computer program including publicly granting access in such a manner that access is available to members of the general public at a location and time of their choosing.

2.17 Das Audiotext- und Teletextrecht, d.h. das Recht, Teile, Elemente oder die gesamte Leistung oder Produktion über kostenpflichtige Telefonmehrwertdienste oder im Teletext-Segment darzustellen, zu bewerben und/oder zu gewerblichen Angeboten zu nutzen. Damit verbunden ist das Recht im Zusammenhang mit der Produktion Preise auszuloben, Ausschreiben zu veranstalten und Gebühren zu vereinnahmen. Die Produktion kann zur Bewerbung dieser Angebote mit entsprechenden Hinweisen versehen werden und auch zur Bewerbung dieser Angebote in allen Medien in Ausschnitten genutzt werden. Des Weiteren kann zu diesem Zweck auch nur Ton oder eine Bildfolge, bzw. Standbilder genutzt werden.

2.17 The audio text right and the teletext right, meaning the right to present, promote and/or utilize for commercial offers parts, elements or the entirety of the work or production through paid value-added telephone services or in teletext-segment. Related thereto is the right to offer prizes, organize bids and collect fees in regards to the production. The production may be furnished with corresponding references to advertise such offers and may also be used in excerpts in all media to advertise such offers. In addition, audio-only content or a sequence of images or still images may also be used for this purpose.

2.18 Rechtseinräumung in Bezug auf ausländische Rechtsordnungen: Mit Wirkung für alle Rechtsordnungen, die eine Abtretung des

2.18 Granting of rights with regard to foreign legal systems: effective for any legal system that permits the assignment of copyrights, the

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DocuSign Envelope ID: 4A9C5BC0-8BE3-49EC-8A04-8238747C7B13

Urheberrechts („Copyright Assignment") zulassen, tritt der Arbeitnehmer, sofern er in den Rechtsordnungen Urheberrechte innehat, diese an den Arbeitgeber ab. Der Arbeitgeber ist berechtigt, diese Abtretung in den hierfür maßgeblichen Registern (zB United States Copyright Office) eintragen zu lassen. Soweit dies nach den jeweiligen Rechtsordnungen zulässig ist, erklärt der Arbeitnehmer darüber hinaus einen Verzicht auf die Geltendmachung der Urheberpersönlichkeitsrechte („waiver of moral rights"). Darüber hinaus soll die Rechtseinräumung mit Wirkung für alle Rechtsordnungen, die eine Rechtseinräumung auch für unbekannte Nutzungsarten zulassen, auch für derart erst zukünftig bekannt werdende Nutzungsarten gelten. Soweit diese Rechtsordnungen vorsehen, dass der Arbeitgeber hierfür dem Arbeitnehmer entsprechende Beteiligungen einzuräumen hat, verpflichtet sich der Arbeitgeber, diese Zahlungen an den Arbeitnehmer im Zeitpunkt der Nutzung der Leistung oder der Produktion in diesen, heute noch unbekannten, Nutzungsarten zu leisten. Die Parteien sind sich darüber einig, dass für die in dieser Ziffer getroffenen Regelungen das Recht des jeweiligen Schutzlandes gilt.

employee assigns all copyrights he owns under such legal systems to the employer. The employer is entitled to register such assignment of rights with the competent registries (e.g. United States Copyright Office). The employee further declares his waiver of moral rights, to the extent that such waivers are permitted under the respective legal systems. Effective for any legal system that permits the granting of rights relating to unknown types of use, the granting of rights shall also apply to types of use that become known in the future. To the extent that such legal systems require the employer to grant corresponding shareholdings to the employee, the employor shall be obligated to fulfil such payment duties to the employee at the time of use of the work or the production through such as yet unknown types of use. The parties agree that the respective lex loci protectionis (laws of the place where the protection is claimed) shall apply with regard to the provisions of this section.

Berlin, 08.07.2019

DocuSigned by:
Bert Althaus
A7E1F3E3758E492...

Bert Althaus

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